                                                                    Exhibit 10.7


                       CITADEL COMMUNICATIONS CORPORATION

                             ----------------------


                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT

                             ----------------------

                                     AMONG

                       CITADEL COMMUNICATIONS CORPORATION

                         CITADEL BROADCASTING COMPANY,

                       ABRY BROADCAST PARTNERS II, L.P.,

                     ABRY/CITADEL INVESTMENT PARTNERS, L.P.

                           BAKER, FENTRESS & COMPANY,

                           BANK OF AMERICA ILLINOIS,

                            OPPENHEIMER & CO., INC.,

                                      AND

                             CERTAIN OTHER PARTIES

                             ----------------------

                           DATED AS OF JUNE 28, 1996

                   SECURITIES PURCHASE AND EXCHANGE AGREEMENT

                  THIS AGREEMENT is made as of June 28, 1996 among CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), CITADEL BROADCASTING COMPANY, a Nevada corporation ("Citadel"), ABRY BROADCAST PARTNERS II, L.P., a Delaware limited partnership ("ABRY"), ABRY/CITADEL INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("ABRY/CIP"), BAKER, FENTRESS & COMPANY, a Delaware corporation ("BFC"), OPPENHEIMER & CO., INC., a Delaware corporation ("Oppenheimer"), BANK OF AMERICA ILLINOIS, an Illinois banking corporation formerly known as Continental Bank, N.A. ("BofA"), and CHRISTOPHER
J. PERRY, ROBERT F. PERILLE, M. ANN O'BRIEN, FORD S. BARTHOLOW, JEFFREY M. MANN, MATTHEW W. CLARY and THOMAS E. VAN PELT, JR. (collectively, the "BofA Co-Investors"). Except as otherwise indicated herein or the context otherwise requires, capitalized terms used herein are defined in Section 1 hereof.

                                    PREAMBLE

                  A. Citadel has agreed to make the Acquisitions pursuant to the KASY Purchase Agreement, the KDJK Purchase Agreement and the KHFM/KHFN Purchase Agreement.

                  B. The Company holds all of the issued and outstanding capital stock of Citadel.

                  C. Citadel (under its former name, Citadel Communications Corporation), BFC, AMEV, AMEV International, Oppenheimer, and Old Citadel entered into the Class A Note Agreement as of July 24, 1992, pursuant to which Citadel issued and BFC purchased the Class A Notes and certain other subordinated notes which have been redeemed by Citadel, Citadel issued and BFC purchased 40,500 shares of the Original Series A Preferred Stock of Citadel, and Citadel issued and AMEV, AMEV International and Oppenheimer purchased an aggregate of 20,100 shares of the Original Series B Convertible Preferred Stock of Citadel.

                  D. The Company (under its former name CCC Holdings, Inc.) was formed as the parent of Citadel on March 24, 1993.

                  E. The Company, Citadel, BFC, AMEV, AMEV International and Oppenheimer entered into a Purchase Agreement dated as of May 3, 1993, which Purchase Agreement was amended and restated pursuant to the Series A/B Purchase Agreement. Pursuant to the Series A/B Purchase Agreement, the Original Series A Preferred Stock was exchanged for 40,500 shares of Old Series A Preferred Stock and the Original Series B Preferred Stock was exchanged for 20,100 shares of Old Series B Preferred Stock. The Company subsequently repurchased the Old Series B Preferred Stock owned by AMEV and AMEV International. After giving effect to the Stock Splits, on the date of this Agreement, Baker Fentress owns (immediately prior to the consummation of the transactions contemplated herein) 972,000 shares of Old Series A Preferred Stock and Oppenheimer owns 14,400 shares of Old Series B Preferred Stock, which are convertible into 1,353,598 and 17,201, respectively, shares of Class A Common Stock.

                  F. The Company, Citadel and BFC entered into the Series C Purchase Agreement as of May 28, 1993, pursuant to which the Company issued and BFC purchased 11,496 shares of Old Series C Preferred Stock, and warrants to purchase 2,250 shares of Old Series C Preferred Stock, which warrants have subsequently lapsed. As a result of the Stock Splits, BFC owns (immediately prior to the consummation of the transactions contemplated by this Agreement) 275,904 shares of Old Series C Preferred Stock on the date of this Agreement, which are convertible into 384,221 shares of Class A Common Stock or Old Class B Common Stock.

                  G. The Company, Citadel, BofA and the BofA Co-Investors entered into the Note and Warrant Purchase Agreement as of October 1, 1993, pursuant to which Citadel issued and BofA and the BofA Co-Investors purchased the Senior Subordinated Notes, and the Company issued and BofA and the BofA Co-Investors purchased the BofA Warrants to purchase 91,344 shares of Old Class C Common Stock. Upon consummation of the purchase of the BofA Co-Investor Warrants, the BofA Co-Investors exercised their warrants, and, as a result of the Second Stock Split, the BofA Co-Investors now own an aggregate of 43,845.12 shares of Old Class C Common Stock. As a result of the Second Stock Split, the BofA Warrants now entitle BofA to purchase 321,530.88 shares of Old Class C Common Stock.

                  H. The Company, Citadel and Mesirow entered into the Series D Purchase Agreement as of October 1, 1993, pursuant to which the Company issued and Mesirow purchased 171,876 shares of Old Series D Preferred Stock. As a result of the Second Stock Split, Mesirow owns 687,504 shares of Old Series D Preferred Stock, which are convertible into that number of shares of Class A Common Stock.

                  I. The Selling Investors have requested that the Company make the Redemptions of certain of the Preferred Stock owned by them, for an aggregate redemption price of $29,455,362.99 and the Company desires to make the Redemptions, as more particularly described below. The Company further desires to prepay the Senior Subordinated Notes.

                  J. The Company has borrowed the sum of $2,000,000 from ABRY under the Bridge Note. The Bridge Note provides that it is due and payable upon the consummation of the transactions contemplated by this Agreement.

                  K. The Company desires to finance the Acquisitions, the Redemptions, the prepayment of the Senior Subordinated Notes, the payment of the Bridge Note and working capital requirements through the issuance to ABRY and ABRY/CIP of Series C Preferred Stock and Series D Preferred Stock, and through borrowings from ABRY and ABRY/CIP under the Facility A Loan.

                  L. Simultaneously with the purchase by ABRY and ABRY/CIP of Series C Preferred Stock and Series D Preferred Stock by ABRY and ABRY/CIP, the Company, and the Investors desire to effect the Reclassification and the Exchange.

                  The parties hereto agree as follows:

         1. Definitions. Except as otherwise expressly provided in this Agreement, all accounting terms used in this Agreement, whether or not defined in this Section 1, shall be construed in accordance with GAAP. At any time that the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its

Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

         "ABRY Directors" means Peggy Koenig and Jay Grossman, or such other individuals elected to serve as a member of the Board of Directors of each of the Company and Citadel as designated by ABRY pursuant to the Voting Agreement.

         "ABRY/CIP Director" means Royce Yudkoff, or such other individual elected to serve as a member of the Board of Directors of each of the Company and Citadel as designated by ABRY/CIP pursuant to the Voting Agreement.

         "ABRY Holders"means the Holders of (i) Investor Stock described in any of clauses (ix) through (xi) of the definition of the term "Investor Stock,"
(ii) Facility A Notes Conversion Stock, and (iii) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in clause (i) or clause (ii) above or this clause (iii) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise.

         "Acquisition Agreements" means, collectively, the KASY Purchase Agreement, the KDJK Purchase Agreement and the KHFM/KHFN Purchase Agreement.

         "Acquisitions" means Citadel's acquisition of substantially all of the assets of radio station KASY-FM, Albuquerque, New Mexico pursuant to the KASY Asset Purchase Agreement, substantially all of the assets of radio station KDJK-FM, Oakdale, California pursuant to the KDJK Purchase Agreement, and all of the stock of the New Mexico Corporations, which own radio stations KHFM-FM, Albuquerque, New Mexico and KHFN-AM, Los Ranchos, New Mexico, pursuant to the KHFN/KHFN Purchase Agreement.

         "Affiliate" of a Person means any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person and, with respect to an individual, such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or his or her spouse and/or descendants.

         "Agreement" means this Agreement.

         "Amended and Restated BofA Warrants" means the Amended and Restated Warrant of even date with this Agreement issued by the Company to BofA, in the form attached to this Agreement as Exhibit "A".

         "Amended and Restated Certificate of Incorporation" means the Fifth Amended and Restated Certificate of Incorporation of the Company, in the form attached to this Agreement as Exhibit "B".

         "Amended and Restated Class A Note Agreement" means the Amended and Restated Class A Note Agreement of even date with this Agreement among the Company, Citadel and BFC, in the form attached to this Agreement as Exhibit "C".

         "AMEV" means AMEV Venture Associates III, L.P.

         "AMEV International" means AMEV Venture Associates III International, L.P.

         "Board of Directors" means the Board of Directors of the Company or Citadel, as the case may be.

         "BofA Proxy" shall mean the Security Holder Agreement of even date herewith, by and among BofA, the BofA Co-Investors, the Company and Citadel, in the form attached to the Voting Agreement as Exhibit "A".

         "BofA Warrants" means the warrants issued pursuant to the Note and Warrant Purchase Agreement and owned beneficially and of record by BofA as of the date of this Agreement, and prior to their amendment and restatement pursuant to the Amended and Restated BofA Warrants.

         "Bridge Note" means the Junior Subordinated Convertible Note Due 1996 in the principal amount of $2,000,000, dated May 24, 1996, issued by Citadel to ABRY.

         "Change of Control" means the sale of the Company or Citadel to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) Equity Securities of the Company or Citadel possessing the voting power under normal circumstances to elect a majority of the Company's or Citadel's board of directors (whether by merger, consolidation or sale or transfer of the Company's or Citadel's Equity Securities) or (ii) all or substantially all of the Company's or Citadel's assets determined on a consolidated basis.

         "Change of Control Payment" means any payment to or other consideration transferred to any officer or employee of the Company, Citadel or any of their Subsidiaries who holds or owns beneficially or otherwise Equity Securities of the Company by any Person whatsoever in connection with any transaction resulting in a Change of Control of the Company or Citadel including, without limitation, payments in respect of (i) employment agreements or consulting agreements in excess of such employee's historical ordinary cash compensation as an officer or employee of the Company, Citadel or any of their Subsidiaries (as the case may be) prior to such transaction, (ii) non-competition agreements, (iii) licenses or (iv) forbearances of any kind; provided, however, that payments in respect of such officer's or employee's Equity Securities of the Company shall not constitute a Change of Control Payment if such payments do not exceed the price per share of Common Stock (adjusted to reflect any applicable exercise price or the like) paid to Holders of Equity Securities of the Company who are not employees.

         "Class A Common Stock" means the Class A Common Stock of the Company, par value $.001 per share.

         "Class A Note Agreement" means the Purchase Agreement dated as of July 24, 1992, as amended, among the Company (under its former name, Citadel Communications Corporation), Old Citadel, BFC, AMEV, AMEV International, Oppenheimer, as amended and in effect on the date of this Agreement and prior to its amendment and restatement pursuant to the Amended and Restated Class A Note Agreement.

         "Class A Notes" means the 12% Subordinated Notes due June 30, 2000, Class A, in the aggregate principal amount of $7,000,000 issued by Citadel to BFC.

         "Class B Common Stock" means the Class B Common Stock of the Company, par value $.001 per share, existing after the Reclassification.

         "Class C Common Stock" means the Class C Common Stock of the Company, par value $.001 per share, existing after the Reclassification.

         "Closing" shall have the meaning assigned to it in Section 5.

         "Closing Advance" shall have the meaning assigned to it in Section 7.d.(iii).

         "Closing Date" shall have the meaning assigned to it in Section 5.

         "Common Stock" means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

         "Commission" shall mean the Securities and Exchange Commission.

         "Compensation Committee" means the compensation committee of the Board of Directors of the Company.

         "Corporate Overhead" shall have the meaning assigned to such term in the FINOVA Credit Agreement; provided, however, that (i) all determinations shall be made with respect to the Company on a consolidated basis, (ii) references to specific individuals shall be deemed to include other individuals who succeed to the responsibilities of such individuals, and (iii) the term "Station" as used in such definition shall include radio stations owned by the Company, Citadel or any other Subsidiary.

         "Employee Incentive Securities" means and includes (a) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 62,942 shares of Class A Common Stock (assuming the full exercise of all such issued stock options without regard to any restrictions or limitations on exercise) issued or granted to LRW prior to the date of this Agreement under the Wilson Option Agreement or pursuant to a separate grant of options made to LRW on December 21, 1994, (b) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 34,374 shares of Class A Common Stock (assuming the full exercise of all such stock options without regard to any restrictions or limitations on exercise) to which LRW may become eligible after the date of this Agreement pursuant to the Wilson Option Agreement, (c) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 150,000 shares of Class A Common Stock (assuming the full exercise of all such stock options without regard to any restrictions or limitations on exercise) granted to LRW as of the date of this Agreement pursuant to the 1996 Equity Incentive Plan, (d) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 380,892 shares of Class A Common Stock (assuming the full exercise of all such issued stock options without regard to any restrictions or limitations on exercise) issued or granted to other employees of Citadel prior to the date of this Agreement, (e) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 150,000 shares of Class A Common Stock (assuming the full exercise of all such stock options without regard to any restrictions or limitations on exercise) granted to other employees of Citadel as of the date of this Agreement pursuant to the 1996 Equity Incentive Plan, and (f) options exercisable for Class A Common Stock, in an aggregate amount not in excess of 114,000 shares of Class A Common Stock (assuming the full exercise of all such stock options without regard to any restrictions or limitations on exercise) granted by the Compensation Committee to LRW and/or by the Board of Directors to other employees of Citadel after the date of this Agreement pursuant to the 1996 Equity Incentive Plan.

         "Employment Agreement" means the Employment Agreement between Citadel and LRW of even date herewith, in the form attached to this Agreement as Exhibit "D".

         "Equity Securities" of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause
(i) above.

         "Event of Default" has the meaning assigned to such term in the FINOVA Credit Agreement as in effect from time to time (including, for purposes of this definition, all amendments to the FINOVA Credit Agreement after the Closing Date which are effectuated in accordance with this Agreement).

         "Exchange" means the physical exchange of certificates representing Old Class C Common Stock for certificates representing Class B Common Stock, and of certificates representing Old Class B Common Stock for certificates representing Class C Common Stock upon the Reclassification.

         "Existing Investors" means BFC, Oppenheimer, BofA, and the BofA Co-Investors.

         "Facility A Commitments" means the revolving credit facilities established by ABRY and ABRY/CIP in favor of the Company, as provided for in
Section 4.e. below.

         "Facility A Advance" means an advance made to the Company by ABRY and ABRY/CIP in separate pro rata advances based upon their proportionate commitment under the Facility A Commitment, including but not limited to the Closing Advance, each of which shall be evidenced by the issuance by the Company of a Facility A Note to each of ABRY and ABRY/CIP.

         "Facility A Notes" mean the Convertible Promissory Notes issued by the Company to ABRY and ABRY/CIP on or after the date of this Agreement pursuant to the terms and conditions of this Agreement, in the form attached to this Agreement as Exhibit "E".

         "Facility A Notes Conversion Stock" means (i) Preferred Stock issued or issuable upon the conversion of any Facility A Note, (ii) Preferred Stock issued or issuable upon the conversion of any Preferred Stock described in clause (i) above or in this clause (ii), (iii) Common Stock issued or issuable upon the conversion of any Preferred Stock described in clause (i) or clause
(ii) above,

(iv) Common Stock issued or issuable upon the conversion or exchange of any Common Stock described in clause (iii) above or in this clause (iv), and (v) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses (i) through (iv) above or this clause
(v) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting Facility A Notes Conversion Stock, such securities shall continue to constitute Facility A Notes Conversion Stock in the hands of any permitted transferee thereof, but will cease to constitute Facility A Notes Conversion Stock when they have been disposed of in a Public Sale.

               "FCC" means the Federal Communications Commission.

         "FINOVA" means FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation.

         "FINOVA Amendment" means the Fifth Amendment of Loan Instruments of even date herewith executed by FINOVA with respect to certain provisions of the FINOVA Credit Agreement, in the form attached to this Agreement as Exhibit "F".

         "FINOVA Credit Agreement" means mean the Amended and Restated Loan Agreement by and between Citadel and FINOVA, dated as of May 12, 1994, as amended and in effect on the Closing Date.

         "First Stock Split" means the 6:1 stock split of the Company's stock, effective on October 1, 1993.

         "Fully Diluted Basis" refers to the outstanding Common Stock, assuming the conversion, exercise, exchange and acquisition to the fullest extent possible of or under all Equity Securities which are directly or indirectly convertible into, are directly or indirectly exercisable or exchangeable for, or provide for the acquisition directly or indirectly of, Common Stock, in each case without regard to any limitation or restriction on any such conversion, exercise, exchange or acquisition, but in each case other than (i) any such Equity Security for which the conversion, exercise, exchange or acquisition price is greater than the fair market value at the time in question of the Common Stock so issuable (i.e., not assuming the conversion, exercise, exchange or acquisition of any "out of the money" security) or (ii) the conversion of any Facility A Note on or prior to the Maturity Date of such Facility A Note.

         "Funds Flow Memorandum" means a summary of the flow of money on the Closing Date identifying by name, amount and date, the sources and uses of all funds to be received or paid by the Company on, immediately prior to, or immediately following the Closing Date, or otherwise in connection with the Closing and the closings of the transactions occurring on or about the Closing Date pursuant to the Acquisitions, the Redemptions, the prepayment of the Senior Subordinated Notes, the payment of the Bridge Note, and any other agreement, document or instrument contemplated hereby or thereby.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Hart-Scott Filing" means any filing with the Department of Justice and the Federal Trade Commission required under the Hart-Scott Act.

         "Holder" of any security means the record or beneficial owner of such security.

         "Indebtedness for Borrowed Money" means (a) all indebtedness of the Company or any Subsidiary of the Company in respect of money borrowed (including, without limitation, indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary), (b) all indebtedness of the Company or any Subsidiary of the Company evidenced by a promissory note, bond or similar written obligation to pay money, (c) all indebtedness directly or indirectly guaranteed in any manner by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise contingently liable, including, without limitation, guarantees in the form of an agreement to repurchase, reimburse or provide funds, and any commitment by which the Company or any Subsidiary assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, and (d) all obligations under capitalized leases in respect of which obligations the Company or any Subsidiary is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any Subsidiary assures a creditor against loss.

         "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully-Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or any of such other persons.

         "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, Equity Securities, or other securities or ownership interest of any other Person and (ii) any capital contribution by such Person to any other Person.

         "Investor Stock" means (i) the Amended and Restated BofA Warrants,
(ii) Class B Common Stock held by the BofA Co-Investors on the date hereof after giving effect to the Redemptions and the Reclassification, (iii) Class B Common Stock issued or issuable upon the exercise of the Amended and Restated BofA Warrants, (iv) Class A Common Stock issued or issuable upon the conversion of Class B Common Stock described in clause (ii) or clause (iii) above, (v) Series A Preferred Stock held by BFC on the date hereof after giving effect to the Redemptions and the Reclassification, (vi) Class A Common Stock issued or issuable upon the conversion of any Series A Preferred Stock described in clause (v) above, (vii) Series B Preferred Stock held by Oppenheimer on the date of this Agreement after giving effect to the Redemptions and the Reclassification, (viii) Class A Common Stock issued or issuable upon the conversion of any Series B Preferred Stock described in clause (viii) above,
(ix) the Shares, (x) Common Stock issued or issuable upon the conversion of any Share,

(xi) Common Stock issued or issuable upon the conversion or exchange of any Common Stock described in clause (x) above or this clause (xi), (xii) Facility A Notes Conversion Stock, and (xiii) Equity Securities of the Company issued or issuable with respect to any Equity Securities referred to in any of clauses
(i) through (xii) above or this clause (xii) by way of any stock dividend or stock split, or in connection with a combination or exchange of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular securities constituting Investor Stock, such securities shall continue to constitute Investor Stock in the hands of any permitted transferee thereof, but will cease to constitute Investor Stock when they have been disposed of in a Public Sale.

         "Investors" means ABRY, ABRY/CIP and the Existing Investors, and their respective heirs, personal representatives, successors and assigns.

         "KASY Purchase Agreement" means the Asset Purchase Agreement dated September 18, 1995, between Ramar Communications Company and Citadel as amended pursuant to First Amendment to Asset Purchase Agreement dated as of June 1, 1996, and Second Amendment to Asset Purchase Agreement dated as of June 28, 1996.

         "KDJK Purchase Agreement" means the Asset Purchase Agreement dated April 13, 1996 between Photosphere Broadcasting Limited Partnership and Citadel.

         "KHFM/KHFN Purchase Agreement" means the Agreement of Purchase and Sale dated February 15, 1996 among New Mexico News Radio, Inc. New Mexico Classical Radio, Inc., Peter Besheer and F. Michael Langner and Citadel.

         "Latest Balance Sheet" has the meaning assigned to it in Section 8.d.(ii).

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law, which secures the payment of a debt (including, without limitation, any tax) or the performance of an obligation.

         "LRW" means Lawrence R. Wilson.

         "Management and Consulting Services Agreement" means the Management and Consulting Services Agreement of even date herewith between ABRY Partners, Inc. and Citadel, in the form attached to this Agreement as Exhibit "G".

         "Maturity Date" of any Facility A Note has the meaning assigned to it in such Facility A Note.

         "Mesirow" means Mesirow Capital Partners VI, an Illinois limited partnership.

         "Mesirow Repurchase Agreement" means the Repurchase Agreement of even date with this Agreement between the Company and Mesirow, in the form attached to this Agreement as Exhibit "H".

         "New Mexico Corporations" means New Mexico Classical Radio, Inc., a New Mexico corporation, and New Mexico News Radio, Inc., a New Mexico corporation.

         "New Mexico Stock Pledge Agreement" means the Stock Pledge Agreement of even date herewith executed and delivered by Citadel to FINOVA, pursuant to which Citadel has agreed to pledge all of the issued and outstanding stock of the New Mexico Corporations to FINOVA, as provided for in the FINOVA Amendment.

         "New Mexico Subsidiary Mergers" means the mergers to be consummated between Citadel and each of the New Mexico Corporations following the Closing Date, pursuant to which each of the New Mexico Corporations shall be merged with and into Citadel, and Citadel shall be the surviving corporation.

         "1996 Equity Incentive Plan" means the Citadel Communications Corporation 1996 Equity Incentive Plan of even date with this Agreement together with the LRW ISO Award Agreement Under 1996 Equity Incentive Plan, LRW Nonqualified Stock Option Award Agreement Under 1996 Equity Incentive Plan, Form ISO Award Agreement For Employees Under 1996 Equity Incentive Plan and Form Non-Qualified Stock Option Award Agreement For Employees Under 1996 Equity Incentive Plan, in the form attached to this Agreement as Exhibit "I".

         "Note Conversion Price" for any Facility A Note shall have the meaning assigned to it in such Facility A Note.

         "Note and Warrant Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993, among the Company, Citadel, BofA, and the BofA Co-Investors, as amended and in effect immediately prior to the Closing.

         "Officers Certificate" means a certificate signed on behalf of the Company by the Company's president or its chief financial officer, stating that
(i) the officer signing such certificate has made or has caused to be made such investigations as are necessary to permit him or her to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "Old Citadel" means Citadel Associates Limited Partnership, an Arizona limited partnership, and Citadel Associates Montana Limited Partnership, a Montana Limited Partnership.

         "Old Class B Common Stock" means the Class B Common Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Old Class C Common Stock" means the Class C Common Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Old Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Old Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Old Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Old Series D Preferred Stock" means the Series D Convertible Preferred Stock of the Company, par value $.001 per share, existing immediately prior to the Reclassification.

         "Operating Cash Flow" shall have the meaning set forth in the FINOVA Credit Agreement; provided, however, that all determinations shall be made with respect to the Company on a consolidated basis.

         "Original Series A Preferred Stock" means the Series A Convertible Preferred Stock of Citadel purchased by BFC pursuant to the Class A Note Agreement.

         "Original Series B Preferred Stock" means the Series B Convertible Preferred Stock of Citadel purchased by AMEV, AMEV International and Oppenheimer pursuant to the Class A Note Agreement.

         "Other Documents" means the Registration Rights Agreement, the Stockholders Agreement, the Voting Agreement, the Employment Agreement, the 1996 Equity Incentive Plan, the Wilson Option Agreement, the Amended and Restated Certificate of Incorporation, the Amended and Restated Class A Note Agreement, the Amended and Restated Warrant, the Mesirow Repurchase Agreement, the Facility A Notes, the Wilson Note Forgiveness Agreement, the Management and Consulting Services Agreement, and the New Mexico Stock Pledge Agreement.

         "Pending Acquisition Stations" shall have the meaning assigned to such term in Section 8.w. below.

         "Permitted Increase" means any increase in the Indebtedness for Borrowed Money permitted by Section 11.e.(i); provided, however, that the aggregate amount of such increase outstanding at any one time shall not exceed $500,000.

         "Permitted Liens" means:

                  i. the Security Interests (as defined in the Senior Credit Agreement);

                  ii. the Permitted Senior Indebtedness Liens (as defined in the Senior Credit Agreement);

                  iii. Liens for taxes or assessments and similar charges which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the Company has set aside reserves on its books which are satisfactory to Holders of 66-2/3% of the Underlying Common Stock;

                  iv. Liens securing any Permitted Senior Substitution; and

                   v. Liens securing any Permitted Increase.

         "Person" shall include all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures, governments, agencies, political subdivisions and other entities.

         "Permitted Senior Substitution" shall have the meaning assigned to such term in the Subordination Agreement; provided however, that for purposes of this Agreement and the Stockholders Agreement, the following shall be substituted for Clause (A) of subparagraph (iv): "(A) terms and conditions which, whether directly or indirectly, are more onerous with respect to Citadel, the Company or the rights of the Investors, including, without limitation, terms which may further limit or restrict the rights of the Investors to receive payments of the Put Price pursuant to Section 4.5 of the Stockholders Agreement."

         "Preferred Stock" means the Preferred Stock of the Company, par value $.001 per share.

         "Public Sale" means any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act, following a Qualified Public Offering, or to the public pursuant to the provisions of Rule 144 under the Securities Act (or any similar provision then in force).

         "Purchase Price" shall have the meaning set forth in Section 4.a.
hereof.

         "Qualified Public Offering" means the closing of the issuance and sale of Common Stock in an underwritten public offering which is registered pursuant to the Securities Act and which results in the receipt by the Company of cash proceeds of at least $25,000,000 (net of applicable commissions, discounts and expenses).

         "Reclassification" means the amendment and restatement of the Company's certificate of incorporation pursuant to which (i) each share of Old Class B Common Stock is automatically converted into the right to receive one share of Class C Common Stock, (ii) each share of Old Class C Common Stock is automatically converted into the right to receive one share of Class B Common Stock, (iii) each share of Old Series A Preferred Stock is automatically converted into the right to receive 1.3925899 shares of Series A Preferred Stock, and (iv) each share of Old Series B Preferred Stock is automatically converted into the right to receive 1.1944947 shares of Series B Preferred Stock.

         "Redemption Payment" shall have the meaning assigned to such term in
Section 4.b. hereof.

         "Redemptions" means the repurchase by the Company of the Redemption Shares from the Selling Investors.

         "Redemption Shares" means an aggregate of 1,887,353.7 shares on a Common Stock equivalent basis of the Old Class C Common Stock and the Company's Preferred Stock and warrants to purchase Preferred Stock, as set forth on
Schedule 1 to this Agreement.

         "Registration Rights Agreement" means the Third Amended and Restated Registration Rights Agreement of even date herewith among the Company, the Investors, and Wilson, in the form attached to this Agreement as Exhibit "J".

         "Second Stock Split" means the 4:1 stock split of the Company's stock, effective on December 21, 1994.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Investors" means BFC, BofA, the BofA Co-Investors and
Mesirow.

         "Senior Credit Agreement" shall have the meaning assigned to it in the Stockholders Agreement.

         "Senior Subordinated Notes" means Citadel's Senior Subordinated Notes due 1999 in the aggregate original principal amount of $4,000,000 issued to BofA and the BofA Co-Investors.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $.001 per share, existing after the effective time of the Reclassification.

         "Series A/B Purchase Agreement" means the Amended and Restated Purchase Agreement dated as of May 3, 1993 by and among the Company, Citadel, BFC, AMEV, AMEV International and Oppenheimer, as in effect immediately prior to the Closing.

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $.001 per share, existing after the effective time of the Reclassification.

         "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $.001 per share, existing after the effective time of the Reclassification.

         "Series C Purchase Agreement" means the Purchase Agreement dated as of May 28, 1993 by and among the Company, Citadel and BFC, as in effect immediately prior to the Closing.

         "Series D Preferred Stock" means the Series D Convertible Preferred Stock of the Company, par value $.001 per share, existing after the effective time of the Reclassification.

         "Series D Purchase Agreement" means the Purchase Agreement dated as of October 1, 1993 by and among the Company, Citadel and Mesirow, as in effect immediately prior to the Closing.

         "Shares" shall have the meaning assigned to such term in Section 3.a. hereof. If any Series C Preferred Stock or Series D Preferred Stock which constitute "Shares" (including by reason of this sentence) is converted into Series D Preferred Stock or Series C Preferred Stock, then the Preferred Stock issued upon such conversion shall thereafter constitute "Shares."

         "Stockholders Agreement" means the Second Amended and Restated Stockholders Agreement of even date herewith by and among the Company, the Investors, FINOVA, Wilson and certain other parties , in the form attached as Exhibit "K".

         "Stock Splits" means, collectively, the First Stock Split and the Second Stock Split.

         "Subordination Agreement" means the Subordination Agreement dated May 12, 1994 by and among FINOVA, BFC, BofA and the BofA Co-Investors, as amended and in effect on the Closing Date.

         "Subsidiary" shall mean any Person at least a majority of the outstanding voting Equity Securities of which is at the time owned or controlled directly or indirectly by the Company or by one or more Subsidiaries or both, and with respect to the Company shall include without limitation Citadel, and upon consummation of the acquisition of the stock of the New Mexico Corporations, with respect to both the Company and Citadel shall include the New Mexico Corporations.

         "Termination of Agreement Re Section 5 Issuances" means the letter dated of even date herewith terminating the letter agreement dated October 1, 1993 among the Company and the BofA Co-Investors, in the form attached to this Agreement as Exhibit "L".

         "Transactions Contemplated by this Agreement" means the execution, delivery and performance of this Agreement and the Other Documents, the Reclassification, the Exchange, the Redemptions, the payment of all accrued and unpaid dividends on the Old Series B Preferred Stock and the Old Series D Preferred Stock, the prepayment of the Senior Subordinated Notes and payment of the Bridge Note, the issuance of the Facility A Notes and authorizing borrowings thereunder, the issuance and sale of the Shares, the reservation for issuance upon conversion of the Shares of an aggregate of 725,818.444 shares of Series C Preferred Stock for issuance upon conversion of Series C Preferred Stock into Series D Preferred Stock and 2,443,035.256 shares of Series D Preferred Stock for issuance upon the conversion of Series D Preferred Stock into Series C Preferred Stock from time to time as permitted and/or required by this Agreement, the reservation for issuance of 3,168,853.70 shares of Class A Common Stock and the reservation for issuance of 3,168,853.70 shares of Class C Common Stock upon conversion of the Shares into either Class A Common Stock or Class C Common Stock, the reservation for issuance of 325,463 shares of Series C Preferred Stock and 325,463 shares of Series D Preferred Stock upon conversion of the Facility A Notes issued on the Closing Date, the reservation for issuance of 325,463 shares of Class A Common Stock and 325,463 shares of Class C Common Stock upon conversion of any Series C Preferred Stock and/or Series D Preferred Stock received upon the conversion of the Facility A Notes issued on the Closing Date, the New Mexico Stock Pledge Agreement, the New Mexico Subsidiary Mergers, and the consummation of all other transactions contemplated by this Agreement and the Other Documents.

         "Underlying Common Stock" means all Investor Stock which is Class A Common Stock. For purposes of this Agreement, any Person who holds any Investor Stock which is not Class A Common Stock will be deemed to be the Holder of the Class A Common Stock obtainable upon the conversion, exercise or exchange to the fullest extent possible of such Investor Stock (including the conversion, exercise or exchange of all other Investor Stock directly or indirectly obtainable upon any such conversion, exercise or exchange), without regard to any restriction or limitation on any such conversion, exercise or exchange; provided that no Holder of any Facility A Note, on or prior to the Maturity Date of such Facility A Note, shall be deemed to be the Holder of any such Class A Common Stock by reason of holding such Facility A Note.

         "Voting Agreement" shall mean the Amended and Restated Voting Agreement of even date herewith by and among the Company, the Investors, and Wilson, in the form attached to this Agreement as Exhibit "M".

              "Wilson" means, collectively, LRW and Claire Wilson.

         "Wilson Note Forgiveness Agreement" means the Agreement of even date herewith between LRW and Citadel, pursuant to which Citadel shall forgive certain indebtedness of LRW to Citadel in the amount of $408,637, in the form attached to this Agreement as Exhibit "N".

         "Wilson Option Agreement" means the Citadel Communications Nonqualified Stock Option Agreement between the Company and LRW of even date herewith, in the form attached to this Agreement as Exhibit "O".

         2. Simultaneous Transactions; Amendment, Restatement and Consolidation of Purchase Agreements. Each of the transactions provided for in this Agreement, including but not limited to the Reclassification, the Exchange, the Redemptions, ABRY's and ABRY/CIP's purchase of the Shares and issuance of the Facility A Notes in connection with the Closing Advance, is dependent upon the occurrence of each of the other transactions provided for in this Agreement, and each such transaction shall and shall be deemed to occur simultaneously. Each of the Series A/B Purchase Agreement, the Series C Purchase Agreement and the Note and Warrant Purchase Agreement is hereby amended, restated and consolidated into this Agreement, and from and after the date of this Agreement, the existing Series A/B Purchase Agreement, Series C Purchase Agreement and the Note and Warrant Purchase Agreement shall be of no further force or effect; provided, however, that no novation with respect to such existing agreements shall occur as a result of the Transactions Contemplated by this Agreement.

         3. Authorization of Securities. The Company has authorized the issuance and sale of the following securities:

                  a. Authorization of Shares. The Company has authorized the issuance and sale of 3,168,853.70 shares of Preferred Stock (the "Shares"), as follows:

                           i. ABRY Series C Preferred Stock. The issuance and
sale to ABRY of 1,473,857.714 shares of Series C Preferred Stock having the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation. The Series C Preferred Stock is convertible into the Class A Common Stock (voting), Class C Common Stock (voting) or Series D Preferred Stock (non-voting).

                           ii. ABRY/CIP Series C Preferred Stock. The issuance
and sale to ABRY/CIP of 182,162.193 shares of Series C Preferred Stock having the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation.

                           iii. ABRY Series D Preferred Stock. The issuance and
sale to ABRY of 1,346,422.052 shares of Series D Preferred Stock having the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation. The Series D Preferred Stock is non-voting and is convertible into Class A Common Stock (voting), Class C Common Stock (non-voting) or Series C Preferred Stock (voting).

                           iv. ABRY/CIP Series D Preferred Stock. The issuance
and sale to ABRY/CIP of 166,411.714 shares of Series D Preferred Stock having the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation.

                  b. Authorization of Stock Issuable Upon Conversion of Shares. Additionally, the Company has authorized the issuance of 3,168,853.7 shares of Class A Common Stock, 3,168,853.70 shares of Class C Common Stock, 1,512,833.766 shares of Series C Preferred Stock and 1,656,019.934 shares of Series D Preferred Stock, which shares shall be available for the conversion of the Shares, as permitted by the Certificate of Incorporation, and subject to the limitations set forth in Section 12 of this Agreement.

         4. Transactions to be Consummated at the Closing. At the Closing, upon the terms and subject to the conditions herein contained, and in reliance upon the representations, warranties and agreements set forth herein:

                  a. Sale of Shares. The Company agrees to sell the Shares to ABRY and ABRY/CIP, and ABRY and ABRY/CIP agree to purchase the Shares from the Company, for $15.6067 per share, for an aggregate purchase price of $49,455,349.04 (the "Purchase Price"), which shall be paid $44,015,260.65 by ABRY and $5,440,088.39 by ABRY/CIP.

                  b. Redemptions. The Company agrees to repurchase the Redemption Shares from the Selling Investors, and the Selling Investors other than Mesirow agree (and Mesirow has separately agreed), to sell the Redemption Shares to the Company for an aggregate purchase price of $29,455,362.99 (the "Redemption Payment"). The Redemption Shares to be repurchased by the Company from each Selling Investor and the payments to be made therefor to each Selling Investor are set forth on Schedule 1 to this Agreement.

                  c. Reclassification and Exchange. The Company shall effect the Reclassification by adopting the Amended and Restated Certificate of Incorporation, and the Exchange by physically exchanging the Old Class C Common Stock for an identical number of shares of Class B Common Stock, and the Old Class B Common Stock for an identical number of shares of Class C Common Stock. The Investor Stock to be held by the Existing Investors immediately following the Redemptions, the Reclassification and the Exchange will be as set forth on
Schedule 2 to this Agreement.

                  d. Payment of Accrued Dividends. The Company agrees to pay all accrued and unpaid dividends on the Old Series B Preferred Stock and the Old Series D Preferred Stock.

                  e. Payment of Bridge Note. The Company agrees to pay the principal balance and all accrued interest on the Bridge Note.

                  f. Prepayment of Senior Subordinated Notes. The Company agrees to prepay all principal and accrued interest on the Senior Subordinated Notes, and BofA and the BofA Co- Investors agree to accept such prepayment, and waive all rights to receive any Additional Premium Amount (as defined in the Senior Subordinated Notes) pursuant to Section 2(b) of the Senior Subordinated Notes.

                  g. Establishment of Facility A Commitment. ABRY and ABRY/CIP shall establish the Facility A Commitment as revolving lines of credit against which ABRY and ABRY/CIP will make Facility A Advances. Subject to the terms of this Agreement, the aggregate commitment of ABRY and ABRY/CIP shall be in the principal amount of $20,000,000 and each of ABRY and ABRY/CIP shall have a commitment to make its portion of Facility A Advances under the Facility A Commitment of which ABRY's commitment to make its portion of Facility A Advances will be in the principal amount of not more than $17,800,000 outstanding at any one time, and ABRY/CIP's commitment to make its portion of Facility A Advances will be in the principal amount of not more than $2,200,000 outstanding at any one time, (in each case reduced by the amount of any Facility A Note issued to it to the extent such Facility A Note is not paid in full on or prior to the Maturity Date). Subject to the terms of this Agreement, the Company shall have the right to obtain Facility A Advances from time to time, to repay Facility A Advances, and to obtain additional Facility A Advances including Facility A Advances made following the conversion of earlier Facility A Notes into Facility A Notes Conversion Stock. Interest shall accrue on the unpaid balance of each Facility A Note from time to time at the rate specified in such Facility A Note. Each Facility A Advance shall be made pro rata by ABRY and ABRY/CIP based on the amounts of their respective commitments, and shall be evidenced by the Company's delivery to ABRY and ABRY/CIP of Facility A Notes in the respective principal amounts of the portion of such Facility A Advance made by them to the Company.

                           i. Closing Advance. At the Closing, ABRY and
ABRY/CIP shall make the Closing Advance to the Company as specified in the Funds Flow Memorandum.

                           ii. Conversion. If any Facility A Note is not paid
in full on or prior to its Maturity Date, the principal balance and all accrued and unpaid interest thereon shall automatically convert into Preferred Stock of the Company, as more particularly described in such Facility A Note, which Preferred Stock shall be Facility A Note Conversion Stock. The Note Conversion Price shall be $15.6067 (as such amount may be proportionately adjusted for stock splits, stock dividends and the like effected after the date hereof and prior to the making of the related Facility A Advance) for any Facility A Note issued in connection with a Facility A Advance made before January 1, 1998.

                           iii. Subsequent Facility A Advances. Facility A
Advances made after the Closing Date shall be available to the Company for the purpose of funding the purchase prices of acquisitions of radio stations. The obligation of ABRY and ABRY/CIP to make Facility A Advances following the Closing Date shall be conditioned upon the following:

                          (1) No Event of Default described in Section 10 of
any Facility A Notes shall have occurred and be continuing;

                          (2) The Company shall have reserved sufficient
Preferred Stock and Common Stock to permit the issuance of the Facility A Notes Conversion Stock upon the conversion of all or part of the Facility A Notes issued in connection with such Facility A Note Advance or any other related Facility A Notes Conversion Stock.

                          (3) For any Facility A Advance to be made on or after
January 1, 1998:

                                    (a) The Company and ABRY and ABRY/CIP shall
have agreed in writing to the Note Conversion Price for Facility A Notes issued with respect to that Facility A Advance; and

                                    (b) If the Note Conversion Price with
respect to a particular Facility A Advance is different from $15.6067 (as such amount may be proportionately adjusted for stock splits, stock dividends and the like effected after the date hereof and prior to the making of such Facility A Advance), the Company shall have (I) authorized in a Certificate of Designation (as defined in the Amended and Restated Certificate of Incorporation) which is then in full force and effect two new series of Preferred Stock having designations, powers, preferences, rights, qualifications, limitations and restrictions identical in all respects to the Series C Preferred Stock and the Series D Preferred Stock, respectively, except that each share of Preferred Stock of such new series of Preferred Stock shall have an initial Conversion Price (as defined in the Certificate of Incorporation) equal to the initial Note Conversion Price agreed to with respect to the applicable advance, and (II) authorized the issuance of sufficient shares of the new series of Preferred Stock so created so as to provide for the maximum number of shares of such series as would be issuable upon the conversion of the applicable Facility A Notes or the conversion or exchange of the Preferred Stock so issued.

                  iv. Maturity. The Maturity Date for each Facility A Note will be the earlier of the first anniversary of the date on which the related Facility A Advance is made, and June 30, 1999. Neither ABRY nor ABRY/CIP shall be required to make its portion of any Facility A Advance after June 29, 1999.

                  v. Facility A Advances. The Company will be limited to one Facility A Advance per calendar quarter. The Company will give ABRY and ABRY/CIP not less than fifteen (15) business days' prior written notice in advance of the date on which any Facility A Advance is to be made, specifying the amount of the Facility A Advance requested, the purpose thereof, the date on which the Facility A Advance is requested to be made, and if the advance is to be made on or after January 1, 1998, the proposed Note Conversion Price with respect to the Facility A Advance.

         5. Closing. Subject to the satisfaction of the conditions specified in
Section 6 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall occur on June 28, 1996, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, commencing at 10:00 local time, or at such other place or on such other date as may be mutually agreeable to the Company and the Investors. The date and time of the Closing as finally determined pursuant to this Section 5 are referred to herein as the "Closing Date."

         6. Conditions to the Investors' Obligations. The obligation of the Investors to consummate the transactions provided for in this Agreement is subject to the fulfillment prior to or as of the Closing of the following conditions:

                  a. Representations and Warranties. The representations and warranties of the Company and Citadel under this Agreement shall be true and correct at and as of the Closing Date as though then made. The representations and warranties of Citadel contained in the Acquisition Agreements, and, to the best knowledge of the Company and Citadel, the representations and warranties of the sellers contained in the Acquisition Agreements shall be true and correct at and as of the Closing Date.

                  b. Compliance with Agreement. Each of the Company and Citadel shall have performed and complied in all material respects with all agreements and conditions required by this Agreement.

                  c. Third Party Consents and Filings. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority (including, without limitation, the FCC) or other third party (including, without limitation, waivers of statutory or contractual preemptive rights or rights of first refusal) is required in connection with the execution, delivery and performance by the Company of this Agreement, the Other Documents or any other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby except as for such consents, approvals, authorizations, declarations or filings which have been received or made prior to the Closing and copies of which have been delivered to the Investors. The Company and ABRY shall have received early termination of the waiting period under the Hart-Scott Act with respect to the Hart-Scott Filing made by them on June 10, 1996.

                  d. No Default. There shall not exist any failure by the Company or Citadel to observe or perform in any material respect, any covenant, condition or agreement to be observed or performed pursuant to the terms of the FINOVA Credit Agreement, the Note and Warrant Purchase Agreement, the Class A Note Agreement, the Series A/B Purchase Agreement, or the Series C Purchase Agreement.

                  e. Amendment and Restatement of Class A Note Agreement. The Company, Citadel and BFC shall have executed and delivered the Amended and Restated Class A Note Agreement, and the Amended and Restated Class A Note Agreement shall be in full force and effect as of the Closing.

                  f. Amendment and Restatement of BofA Warrants. The Company shall have issued the Amended and Restated BofA Warrant to BofA, and the Amended and Restated BofA Warrant shall be in full force and effect as of the Closing.

                  g. 1996 Equity Incentive Plan. The Company shall have adopted the 1996 Equity Incentive Plan, and shall have granted options thereunder to purchase an aggregate of 300,000 shares of Class A Common Stock at an exercise price of $17.17, of which options to purchase 150,000 shares of Class A Common Stock shall have been granted to LRW, and the remainder of the initial grant shall have been made to the persons and in the numbers of shares set forth on
Schedule 3 to this Agreement.

                  h. LRW Agreements. The Company and LRW shall have entered into the Wilson Option Agreement, and the Company, Citadel and LRW shall have entered into the Employment Agreement, and the Wilson Note Forgiveness Agreement, and each of the Wilson Option Agreement, the Employment Agreement and the Wilson Note Forgiveness Agreement shall be in full force and effect as of the Closing.

                  i. BofA Agreements. BofA and the BofA Co-Investors shall have entered into the BofA Proxy, and the BofA Proxy shall be in full force and effect as of the Closing. The Company and the BofA Co-Investors shall have executed the Termination of Letter Agreement Re Section 5 Issuances.

                  j. Mesirow Repurchase Agreement. The Company and Mesirow shall have entered into the Mesirow Repurchase Agreement, and the Mesirow Repurchase Agreement shall be in full force and effect as of the Closing.

                  k. Investor Documents. The parties to the Registration Rights Agreement, the Stockholders Agreement, and the Voting Agreement shall have entered into those agreements, and each of the Registration Agreement, the Stockholders Agreement and the Voting Agreement shall be in full force and effect as of the Closing.

                  l. Management and Consulting Services Agreement. Citadel and ABRY Partners, Inc. shall have entered into the Management and Consulting Services Agreement, and the Management and Consulting Services Agreement shall be in full force and effect as of the Closing.

                  m. Amendment of Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall be in full force and effect under the laws of Nevada as of the Closing as so amended and restated, and shall not have been further amended or modified.

                  n. FINOVA Amendment and Exchange. FINOVA shall have delivered the FINOVA Amendment, and the FINOVA Amendment shall be in full force and effect as of the Closing; and FINOVA shall have exchanged its certificates representing the Old Class B Common Stock for certificates representing the same number of shares of Class C Common Stock.

                  o. Opinions of the Company's Counsels. The Investors and Mesirow shall have received from Osborn Maledon, P.A., counsel for the Company, Hartman & Armstrong, Ltd., special

Nevada counsel for the Company, and Reed, Smith, Shaw & McClay, special FCC counsel for the Company, the legal opinions dated the Closing Date substantially in the form of Exhibits P-R, respectively.

                  p. Acquisition Agreements. The Acquisition Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified. As of the Closing, the conditions precedent to Citadel's obligations set forth in the Acquisition Agreements shall have been satisfied in full (without reliance on any waiver by the Company or Citadel), and the acquisitions contemplated by the Acquisition Agreements shall have been consummated in accordance with its terms in all material respects.

                  q. Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, the effectiveness of the Amended and Restated Certificate of Incorporation, the Redemptions, the Reclassification, the Exchange, the prepayment of the Senior Subordinated Notes, the offer and sale of the Series C Preferred Stock and the Series D Preferred Stock, the issuance of, and borrowings under, the Facility A Notes, and any issuance of Investor Stock.

                  r. Closing Deliveries. The Company and Citadel shall have made the deliveries listed in Section 7, in form and substance satisfactory to the Investors and their counsel.

                  s. Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Investors.

                  t. Resignation of Director. William P. Sutter, Jr. shall have resigned as a member of the Board of Directors of each of the Company and Citadel.

                  u. Fees and Expenses. The Company shall have reimbursed the Investors for the fees and expenses provided in Section 13.i. hereof, to the extent the Investors have requested such reimbursement.

                  v. Waiver. Any condition specified in this Section 6 may be waived if consented to in writing by the Investors.

         7. Closing Deliveries.

                  a. Deliveries By the Company to ABRY and ABRY/CIP. At the Closing, the Company shall deliver the documents to ABRY and ABRY/CIP:

                           i. certificates representing the Shares, duly
authorized and issued by the Company; and

                           ii. Facility A Notes in the aggregate amount of the
Closing Advance.

                  b. Deliveries By the Company to the Selling Investors. At the Closing, the Company shall deliver the following to the Selling Investors:

                           i. the Redemption Payment to be paid for Redemption
Shares held by the Selling Investors;

                           ii. all accrued and unpaid dividends on the Old
Series B Preferred Stock and the Old Series D Preferred Stock; and

                           iii. all outstanding principal and interest on the
Senior Subordinated Notes.


Each payment to be made pursuant to this Section 7.b. shall be by a cashier's or certified check, or by wire transfer of immediately available funds to the payee's account pursuant to wire transfer instructions to be provided by the payee at least two days prior to the Closing Date, or such other account as the payee shall direct.

                  c. Deliveries By the Company to the Investors. At the Closing, the Company shall deliver the following to the Investors:

                           i. each of the documents and agreements listed in
Sections 6.e. through 6.p., inclusive;

                           ii. an Officer's Certificate dated the Closing Date,
stating that the conditions specified in Sections 6.a. through 6.v., inclusive, have been fully satisfied;

                           iii. certified copies of (A) the resolutions duly
adopted by the Board of Directors and the stockholders of the Company and the Board of Directors of Citadel authorizing the Transactions Contemplated By This Agreement, including, (1) waivers of statutory and contractual preemptive rights or rights of first refusal with respect to the issuance and sale of the Shares, the issuance of the Facility A Notes and the issuance of any Investor Stock, and (2) the election of the ABRY Directors and the ABRY/CIP Director as directors of the Company and of Citadel, and (B) the resolutions duly adopted by the Company's stockholders adopting the Amended and Restated Certificate of Incorporation;

                           iv. certified copies of the Amended and Restated
Certificate of Incorporation, all amendments thereto and the Company and Citadel's Bylaws, each as in effect at the Closing;

                           v. certified copies of (A) the Acquisition
Agreements, and (B) the Funds Flow Memorandum, each as in effect at the Closing and with all other agreements, documents or instruments related thereto;

                           vi. certificates of good standing of the Company and
Citadel from their state of incorporation;

                           vii. an officer's certificate listing (A) the name
of each of the Company's and Citadel's directors as of the Closing, (B) the name and title of each of the Company's officers as of the Closing and (C) after giving effect to the transactions contemplated by this Agreement, the name of each stockholder of the Company, Citadel, and Citadel's Subsidiaries setting forth the number and class of shares held and the percentage of the total of such shares held;

                           viii. copies of all third party and governmental
consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all filings with the FCC and similar state regulatory authorities, blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

                           ix. such other documents relating to the
transactions contemplated by this Agreement as the Investor may reasonably request.

               d. Deliveries Among the Company and the Investors.

                           i. Delivery of Stock Certificates and Warrants. At
the Closing, the BofA Co-Investors shall deliver to the Company their stock certificates representing the Old Class C Common Stock, duly endorsed, for exchange in connection with the redemption of the Old Class C Common Stock being redeemed in the Redemptions, and the Company shall deliver to the BofA Co- Investors certificates for their Class B Common Stock. The Selling Investors other than the BofA Co-Investors shall deliver to the Company stock certificates, duly endorsed, representing the shares of Preferred Stock and BofA Warrants to be repurchased by the Company in the Redemptions, and the Company shall deliver to the Selling Investors other than the BofA Co-Investors and Mesirow their Investor Stock to be held by them immediately after the Redemptions, the Reclassification and the Exchange. Upon presentation by FINOVA of its certificate representing the Old Class B Common Stock, the Company shall deliver to FINOVA its certificate for Class C Common Stock.

                           ii. Payment of the Purchase Price. The Company's
delivery of the Shares to ABRY and ABRY/CIP at the Closing shall be against delivery to the Company of the Purchase Price by a cashier's or certified check, or by wire transfers of immediately available funds to the account or accounts designated by the Company as set forth in the Funds Flow Memorandum.

                           iii. Closing Advance. ABRY shall advance to the
Company the sum of $4,147,400 under its Facility A Commitment, and ABRY/CIP shall advance to the Company the sum of $512,600 under its Facility A Commitment (collectively, the "Closing Advance").

         8. Representations and Warranties by Company and Citadel. Each of the Company and Citadel represents and warrants to the Investors as follows as of the date hereof:

                  a. Organization and Standing: Certificate of Incorporation and Bylaws.

                           i. Each of the Company and Citadel is a corporation
duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Company and Citadel has all requisite corporate power and authority to own its properties and conduct its business, enter into this Agreement and each of the Other Documents to which it is a party, and consummate the transactions contemplated hereby and thereby. The copies of the charter documents and bylaws of the Company and Citadel which have been furnished to the Investors reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Each of the New Mexico Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. Each of the New Mexico Corporations has all requisite corporate power and authority to own its properties and conduct its business. The copies of the charter documents and bylaws of the New Mexico Corporations which have been furnished to the Investors reflect all amendments made thereto at any time prior to the date of this Agreement and are true and correct.

                           ii. The Company and each of the Subsidiaries is duly
qualified as a foreign corporation and is in good standing in each jurisdiction in which the character and location of its properties (owned or leased) or the nature of its business activities makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on its business, properties, financial condition or results of operations.

                  b. Subsidiaries. Neither the Company nor Citadel has any Subsidiary (other than Citadel, with respect to the Company) or owns or holds the right to acquire (directly or indirectly) any Equity Securities in any other Person, except for its rights to acquire the stock of the New Mexico Corporations pursuant to the KHFM/KHFN Purchase Agreement. The Company owns all of the issued and outstanding Equity Securities of Citadel free and clear of any Liens other than the Lien in favor of FINOVA. Upon its acquisition of the stock of the New Mexico Corporations, Citadel shall own all of the issued and outstanding Equity Securities of the New Mexico Corporations free and clear of any Liens.

                  c. Equity Securities of the Company. As of the Closing and immediately thereafter, the authorized Equity Securities of the Company will consist of (a) 26,906,933 shares of Common Stock, (i) of which (A) 14,750,000 shares are voting shares of Class A Common Stock, (B) 156,933 shares are non-voting shares of Class B Common Stock, and (C) 12,000,000 shares are non-voting shares of Class C Common Stock, and (ii) of which 960,000 shares of Class A Common Stock, 18,831.954 shares of Class B Common Stock and 74,488 shares of Class C Common Stock will be issued and outstanding, and (b) 24,767,201 shares of Preferred Stock, of which (w) 750,000 shares will have been designated as the Company's Series A Preferred Stock, of which 746,411.86 shares will be issued and outstanding, (x) 17,201 shares will have been designated as the Company's Series B Preferred Stock, of which 17,200.724 shares will be issued and outstanding, (y) 12,000,000 shares will have been designated as the Company's Series C Preferred Stock, of which 1,656,019.934 shares will be issued and outstanding, and (z) 12,000,000 shares will have been designated as the Company's Series D Preferred Stock, of which 1,512,833.766 shares will be issued and outstanding. Schedule 4 lists the names of the beneficial holders of all the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as of the Closing. Such issued and outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be, as of the Closing and immediately thereafter, duly authorized, validly issued, fully paid and nonassessable. As of the Closing and immediately thereafter, neither the Company nor Citadel will have outstanding any stock or securities convertible or exchangeable for any shares of its Equity Securities, except for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, each of which is convertible into Common Stock, the Series C Preferred Stock, which is convertible into Series D Preferred Stock, the Series D Preferred Stock, which is convertible into Series C Preferred Stock, the Class B Common Stock and the Class C Common Stock, which is convertible into Class A Common Stock, the BofA Warrants, which are exercisable for shares of Class B Common Stock, the Facility A Notes issued in connection with the Closing Advance, and Employee Incentive Securities which are exercisable for Class A Common Stock.

                  As of the Closing, neither the Company nor Citadel shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities, except as expressly provided in the Stockholders Agreement.

                  No holder of Equity Securities or any other security of the Company or Citadel and no other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance and sale of the Shares and the issuance of Investor Stock. Except for the Stockholders Agreement, the Voting Agreement, the BofA Proxy, the options previously granted to employees of Citadel, the Wilson Stock Options and the 1996 Equity Incentive Plan, there are no agreements, arrangements or trusts between or for the benefit of the Company's or any Subsidiary's stockholders with respect to the voting or transfer of the Company's or such Subsidiary's Equity Securities or with respect to any other aspect of the Company's or such Subsidiary's affairs. Neither the Company nor Citadel have violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Equity Securities.

                  The Common Stock and Preferred Stock of the Company, when issued pursuant to the terms of this Agreement, will have the rights, preferences, and privileges specified in the Amended and Restated Certificate of Incorporation and will be free and clear of all Liens and restrictions, other than Liens that might have been created or suffered solely by the Holders thereof, and restrictions on transfer imposed by the Securities Act or applicable state securities laws.

                  The Investor Stock is duly authorized and has been reserved for issuance upon conversion of the Investor Stock and the Facility A Notes, and when issued upon such conversion in accordance with the terms of the Amended and Restated Certificate of Incorporation, or the Facility A Notes, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens and restrictions, other than Liens that might have been created or suffered solely by the Holders thereof.

                  d. Delivery of Documents. The Company has delivered to the Investors complete and accurate copies of all amendments to each of the documents listed on Schedule 5, relating to indebtedness of the Company and/or Citadel, each of which amendments are also listed on Schedule 5. Each of the documents listed on Schedule 5, as amended as provided on Schedule 5, is in full force and effect, without default on the part of the Company or Citadel.

                  e. Financial Condition. The Company has delivered to the Investors complete and accurate copies of the financial statements of the Company and Citadel consisting of:

                           i. the audited consolidated balance sheets of the
Company and Citadel as of December 31, 1992, 1993, 1994 and 1995 and the related statements of income and cash flows (or the equivalent) for the period then ended; and

                           ii. the unaudited consolidated balance sheet of the
Company and Citadel as of May 31, 1996, (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the five-month period then ended.

                  Each of the foregoing financial statements (including in all cases the notes thereto) is accurate and complete in all material respects, is consistent with the books and records of the Company and Citadel (which, in turn, are accurate and complete in all material respects), presents fairly the consolidated financial condition, results of operations and, in the case of the statements described in Section 8.e.(i) above, changes in financial position of the Company and Citadel in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and Citadel taken as a whole). There has been no material adverse change in the business, operations, assets, liabilities, condition (financial or other) or prospects of the Company or any Subsidiary since May 31, 1996.

                  f. Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which is not fully disclosed and adequately provided for in the financial statements delivered by the Company to the Investors prior to the date hereof, fully disclosed on Schedules to this Agreement, or in the Funds Flow Memorandum, except current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of such financial statements, none of which (individually or in the aggregate) is material to the business, properties, financial condition or results of operations of the Company or the Subsidiaries, and contingent liabilities that are not (individually or in the aggregate) material to the business, properties, financial condition or results of operations of the Company or the Subsidiaries.

                  g. Other Agreements. The representations and warranties made by Citadel in the Acquisition Agreements, and, to the best knowledge of the Company and Citadel, the representations and warranties made by the other parties to the Acquisition Agreements in the Acquisition Agreements, are true and correct in all material respects, in each case regardless of any limitation on survival set forth in the Acquisition Agreements.

                  h. Indebtedness. The table on Schedule 6 sets forth all outstanding short-term and long-term indebtedness of the Company and Citadel, and identifies specifically any such indebtedness in excess of $25,000. Neither of the Company nor any Subsidiary has any outstanding Indebtedness for Borrowed Money nor is a guarantor or otherwise contingently liable for any Indebtedness for Borrowed Money except as disclosed on Schedule 6. There exists no default, or event or condition which with the giving of notice and/or the passage of time, would constitute a default, under the provisions of any instrument evidencing such Indebtedness for Borrowed Money or of any agreement relating thereto.

                        i. Authorization; No Conflicts.

                           i. All corporate actions and proceedings on the part
of each of the Company and Citadel and their respective directors and stockholders necessary for the authorization, execution, filing, delivery and performance by the Company and Citadel of the Transactions Contemplated by This Agreement, have been lawfully and validly conducted. The execution, delivery and performance of this Agreement, the Other Documents, the Acquisition Agreements and the filing of the Amended and Restated Certificate of Incorporation have been duly authorized by the Company and Citadel, as the case may be.

                           ii. Neither the execution, delivery and performance
by each of the Company and Citadel of this Agreement, the Other Documents, the Acquisition Agreements or the other agreements contemplated hereby and thereby, nor the consummation of the Transactions Contemplated by This Agreement, do or shall (i) result in any violation of, (ii) conflict with, (iii) result in a breach of, (iv) constitute a default under, (v) result in the creation of any Lien upon the Company's or any Subsidiary's Equity Securities or assets pursuant to, (vi) give any third party the right to accelerate any obligation under, (vii) require any authorization, consent, approval, exemption or other action by or notice to or filing with any third party or any court or administrative or governmental body pursuant to, any of the terms of (A) any provision of federal or state law, (B) any judgment, decree, order, rule or regulation to which the Company or any Subsidiary is subject, (C) the certificate of incorporation or bylaws of the Company or any Subsidiary, (D) any mortgage, indenture, agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective assets is bound (including, without limitation, any preemptive or other rights in favor of any holders of Equity Securities of the Company or Citadel), except for any such authorizations, consents, approvals, exemptions and other actions by or notices to or filings with third parties which have been made or received; provided, however, that with respect to the immediately preceding clause (vii), no disclosures need be made pursuant to this Section with respect to consents required pursuant to the Acquisition Agreements. None of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary, except pursuant to the FINOVA Credit Agreement and the Amended and Restated Class A Note Agreement.

                  j. Binding Obligations. This Agreement, the Other Documents and the other agreements contemplated thereby constitute the legal, valid and binding obligations of the Company and Citadel and are enforceable against the Company and Citadel in accordance with their respective terms.

                  k. Securities Laws. Assuming the accuracy and completeness of the representations and warranties of the Investors under this Agreement, the offer and sale of the Shares, and the issuance of the Facility A Notes and any Investor Stock (including any Investor Stock issuable upon conversion of the Facility A Notes) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act.

                  l. No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, Citadel or the Investors for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as expressly provided in the Acquisition Agreements. The Company and Citadel shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation, whether or not disclosed.

                  m. Holding Company Status. The Company's sole asset consists of the Equity Securities of Citadel. The Company has no employees and conducts no business operations.

                  n. Litigation. Except as disclosed on Schedule 7, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or threatened against or affecting the Company or any Subsidiary, any of their respective properties, assets or businesses, or the consummation of the Transactions Contemplated by this Agreement. Neither the Company nor any Subsidiary is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign). Neither the Company nor any Subsidiary has knowledge of any unasserted claim, the assertion of which is likely and that, if asserted, will be for legal or equitable relief that, if granted, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or such Subsidiary. No injunction, stay or restraining order is in affect prohibiting the consummation of any of the Transactions Contemplated by this Agreement.

                  o. Interested Party Transactions. Except as disclosed on
Schedule 8, no officer, director or shareholder of the Company or any Subsidiary or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person or the Company or any Subsidiary has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any Subsidiary, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to, the Company or any Subsidiary any goods or securities, or (b) a beneficial interest in any contract or agreement to which the Company or any Subsidiary is a party or by which any of them may be bound or affected.

                  p. Company not an "Investment Company". The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  q. Compliance with Applicable Laws. Neither the Company nor any Subsidiary is in default in respect of any judgment, order, writ, injunction, decree or decision of any governmental body, which default would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or any Subsidiary. The Company and the Subsidiaries are in compliance in all material respects with all applicable statutes and regulations of all governmental bodies, a violation of which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or any Subsidiary. No condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of the Company and Citadel, threatened against the property which the Company or any Subsidiary will own upon the Closing. Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments. All necessary Federal Aviation Authority ("FAA") authorizations have been obtained with respect to the towers on which the Company's or any Subsidiary's equipment is located.

                  r. FCC Matters. The Company and the Subsidiaries (i) have duly and timely filed all reports and other filings which are required to be filed by such Persons under the Communications Act of 1934 or any other applicable law, rule or regulation of any governmental body, the non-filing of which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or any Subsidiary, and (ii) are in compliance with all such laws, rules and regulations, the noncompliance with which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company or any Subsidiary. All information provided by or on behalf of the Company or any Subsidiary in any material filing with the FCC was, at the time of filing, true, complete and correct in all material respects when made, and the FCC has been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations.

                  s. Licenses and Permits. Schedule 9 contains a complete and accurate list and summary description of all material licenses, permits, franchises, certificates, approvals and other authorizations of federal, state and local governments or other similar rights (collectively, the "Licenses") used by the Company or any of its Subsidiaries (assuming for this purpose consummation of the Acquisition Agreements) in the conduct of its businesses. Except as indicated on Schedule 9, each of the Company and its Subsidiaries has or possesses all right, title and interest in and to all of the Licenses which are necessary to conduct its businesses. Each of the Company and its Subsidiaries has taken all necessary action to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable (other than expiration upon the end of the term thereof) if the Company or such Subsidiary has complied with all of the terms thereof.

                  t. Insurance. Schedule 10 contains a description of each insurance policy maintained by the Company or its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for well-insured corporations of similar size engaged in similar lines of business.

                  u. Employees and ERISA.

                           i. Employees. Neither the Company nor Citadel is
aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. Neither the Company, any of its Subsidiaries nor any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company or Citadel, on the one hand, and its present and former employees, on the other hand.

                           ii. No ERISA Plans. Neither the Company nor any of
its Subsidiaries has any obligation to contribute to, or any other liability with respect to (i) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future terminated or retired employees (except for limited continued medical benefit coverage required to be provided under the Consolidated Omnibus Budget Reconciliation Act, as amended), (iii) any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, or (iv) except as disclosed on Schedule 11 any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                           iii. Other Plans, Agreements or Arrangements. Except
as set forth on Schedule 11, neither the Company nor any of its Subsidiaries maintains or has any obligation to contribute to, or any other liability with respect to, any plan or arrangement providing benefits to current or former employees, including any bonus plan or plan for deferred compensation, or pursuant to any employment agreement, consulting agreement, noncompetition agreement or otherwise. True and complete copies of each such plan, agreement or other arrangement are attached to and included as part of Schedule 11.

                  v. Taxes. Each of the Company and its Subsidiaries has filed all tax returns which it is required to file, or filed extensions pursuant to which such tax returns are not yet due, and, except as disclosed on Schedule 12 with respect to certain potential tax liabilities relating to the use of net operating losses by the New Mexico Corporations (which liabilities are being retained by the sellers of the stock of the New Mexico Corporations) all such tax returns are true and correct in all material respects. Except as disclosed on Schedule 12 with respect to certain potential tax liabilities relating to the use of net operating losses by the New Mexico Corporations (which liabilities are being retained by the sellers of the stock of the New Mexico Corporations), each of the Company and its Subsidiaries has paid to the appropriate taxing authorities all taxes owed by it and has properly withheld and paid over all taxes which it is obligated to withhold from amounts owing to any employee, creditor or third party. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which tax returns have been filed is not expected. The federal income tax returns of each of the Company and its Subsidiaries have never been audited and are closed for all tax years through December 31, 1992. There are no pending federal or state tax audits being conducted or which any of the Company and its Subsidiaries has notice. Neither the Company nor any Subsidiary is liable for taxes incurred by any Person other than the Company or such Subsidiary. Neither the Company nor any Subsidiary has entered into any tax allocation or taxsharing agreement.

                  w. Pending Acquisitions. Citadel has agreed to acquire the radio stations listed on Schedule 13 (the "Pending Acquisition Stations"), pursuant to the purchase agreements listed on Schedule 13. Citadel's acquisition of each Pending Acquisition Station is expected to occur during the periods listed on Schedule 13. Each of the acquisitions of the Pending Acquisition Stations is subject only to customary closing conditions, and neither the Company nor Citadel has any knowledge of any impediments to the closing of Citadel's acquisition of the Pending Acquisition Stations pursuant to the terms of the applicable purchase agreement.

                  x. Disclosure. The representations and warranties contained in this Agreement or incorporated herein by reference and the information appearing in the writings furnished by the Company or Citadel to the Investors pursuant hereto taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which the Company and Citadel have not disclosed to the Investors in writing which materially and adversely affects the properties, business, prospects, results of operation or condition (financial or other) of the Company or any Subsidiary or the ability of the Company or Citadel to perform this Agreement or the Other Documents or observe the terms of the Amended and Restated Certificate of Incorporation.

         9. Representations, Warranties and Covenants of the Investors.

                  a. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants on behalf of himself, herself or itself, severally and not jointly, to and with the Company as follows:

                           i. Power to Execute Agreements. Each Investor has
full power and authority to execute, deliver and perform this Agreement and each of the Other Documents to which such Investor is a party, all of which are valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as such enforcement may be limited by insolvency, bankruptcy, reorganization, or other laws relating to the enforcement of creditors, rights or by general equity principles, and to consummate the Transactions Contemplated by this Agreement.

                           ii. Agreements Not in Breach of Other Instruments.
The execution, delivery and performance by each Investor of this Agreement and the Other Documents to which such Investor is a party and the consummation of the Transactions Contemplated by this Agreement will not result in any violation of, conflict with, result in a breach of any of the terms of, or constitute a default under, any federal or state law or any judgment, decree, rule or regulation to which such Investor is subject or any agreement or other instrument to which such Investor is a party or by which such Investor is bound.

                           iii. Securities to be Restricted. Each Investor
understands that all Investor Stock held by such Investor is, and all Investor Stock to be received by such Investor will constitute, when issued,"restricted securities" within the meaning of Rule 144 under the Securities Act. Each Investor understands that the Investor Stock has not been registered under the Securities Act and must be held indefinitely without any transfer, sale or other disposition unless such Investor Stock is subsequently registered under the Securities Act or registration is not required under the Securities Act as the result of an available exemption. Each Investor acknowledges that such Investor must bear the economic risk of its investment in the Investor Stock for an indefinite period of time since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                           iv. Reliance Upon Information. Each Investor
understands that the Investor Stock is being issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of such Investor's representations, warranties, agreements, acknowledgments and understandings set forth herein to determine such Investor's suitability to acquire the Investor Stock to be acquired by it.

                           v. No Brokers or Finders. Such Investor has not
contracted for or otherwise arranged for the services of any Person who has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, any Subsidiary or any Investor for any commission, fee or other compensation as a finder to broker, or in any similar capacity.

                  b. Additional Representations and Warranties of ABRY and ABRY/CIP. Each of ABRY and ABRY/CIP hereby represents and warrants on behalf of itself, severally and not jointly, to the Company as follows:

                           i. No Distribution. It is acquiring the Shares for
its own account without a view to public distribution and, except as contemplated by this Agreement, the Other Documents and the Amended and Restated Certificate of Incorporation, such Investor has no contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any of the Investor Stock issued to it or any interest therein to any other Person.

                           ii. Accredited Investor. It is an accredited
investor, as that term is defined in Regulation D, Section 501 of the Securities Act.

                  c. Additional Representations and Warranties of the Existing Investors. Each of the Existing Investors hereby represents and warrants on behalf of itself, severally and not jointly, to the Company as follows:

                           i. Title to Shares. Such Existing Investor has, and
will deliver to the Company at the Closing, good and marketable title to all of the Redemption Shares owned by it, free and clear of any pledge or other encumbrance arising out of the acts or omissions of any Person other than acts or omissions of the Company.

                           ii. Accredited Investor; Suitability; No
Distribution. Each of BofA and BFC hereby certifies that it is an accredited investor, as that term is defined in Regulation D, Section 501 of the Securities Act. Each of the BofA Co-Investors represents that he or she is sophisticated in financial matters and is able to evaluate the risks and benefits of the Investor Stock being acquired. Each Existing Investor understands that the Investor Stock being acquired is being delivered in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of such Existing Investor's representations, warranties, agreements, acknowledgments and understandings set forth herein to determine its suitability to acquire the Investor Stock. Each Existing Investor (other than Thomas E. Van Pelt, who intends to transfer his Class B Common Stock to Cheryl Bartol and Andrea P. Joselit) and has acquired and/or is acquiring the Investor Stock being acquired by it for such Investor's own accounts without a view to public distribution and, except as contemplated by this Agreement, the Other Documents and the Amended and Restated Certificate of Incorporation, such Investor has no contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any Investor Stock or any interest therein to any other Person.

         10. Affirmative Covenants. Unless any of the following (other than the covenants set forth in Section 10.b., which may not be waived with respect to a Person without that Person's consent) is waived in writing by the Holders of a majority of the Underlying Stock, until the consummation of a Qualified Public Offering, the Company covenants as follows:

                  a. Business Maintenance. The Company shall, and the Company shall cause each Subsidiary to:

                           i. at all times cause to be done all things
necessary to maintain, preserve and renew their existence and will use their best efforts to maintain, preserve and renew all material licenses, authorizations and permits necessary to the conduct of their business including, without limitation, all broadcast licenses, whether federal, state or otherwise;

                           ii. maintain and keep their properties that are used
in and necessary to their business taken as a whole in good repair, working order and condition in all material respects, and from time to time make all necessary or desirable repairs, renewals and replacements, so that their businesses may be properly and advantageously conducted at all times;

                           iii. apply for and continue in force with good and
responsible insurance companies insurance policies covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business, provided, that the Company and its Subsidiaries may self-insure in accordance with good business practice;

                           iv. pay and discharge when payable all taxes,
assessments and governmental charges imposed upon their properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies that if unpaid might by law become a lien upon any of their property, unless and to the extent that (i) the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on the books with respect thereto or (ii) such failure to pay or discharge does not have, and cannot reasonably be expected to have, a material adverse effect upon the business, properties, financial condition or results of operations of the Company or such Subsidiary;

                           v. comply with all other obligations that the
Company or any Subsidiary incurs pursuant to any material contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on the books with respect thereto;

                           vi. comply with all applicable laws, rules and
regulations of all governmental authorities including, without limitation, the rules and regulations of the FCC, the violation of which might reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company or such Subsidiary;

                           vii. maintain proper books of record and account
that fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;

                           viii. use reasonable efforts to consummate the
acquisition of each of the Pending Acquisitions Stations in an expedient manner pursuant to the terms of the applicable purchase agreement; and

                           ix. use best efforts to cause the Company's holders
of stock options (which such options are granted pursuant to the 1996 Equity Incentive Plan or any prior or future plan or grant) to enter into an agreement to be bound by the provisions of Section 3 (restrictions on transfer) and
Section 6 (drag along rights) of the Stockholders Agreement.

                  b. Financial Statements, Other Information, Inspection of Property; Board of Directors' Meetings. As to each of BofA, BFC, ABRY and ABRY/CIP, as long as such Investor holds any Equity Securities of the Company, and as to any Holder of 10% or more of the Underlying Common Stock:

                           i. Financial Statements. The Company shall deliver:

                                    (1) as soon as available but in any event
within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparison to the annual budget referred to in Section 10.b(i)(4) and to the corresponding period in the preceding year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied, except for the omission of footnotes thereto;

                                    (2) within 120 days after the end of each
fiscal year, audited consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an opinion (not qualified as to the going concern nature of the Company) of an independent accounting firm of recognized national standing, which opinion must be accompanied by a written statement stating whether, in connection with their audit examination, any Event of Default has come to their attention and specifying the nature and period of existence thereof, and a copy of such firm's annual management letter to the Board of Directors;

                                    (3) promptly upon receipt thereof, any
additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                                    (4) as soon as available, and in any event
no later than 30 days before the close of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company or any of its Subsidiaries and any revisions of such annual or other budgets;

                                    (5) promptly (but in any event within five
business days) after the discovery or receipt of notice of any event of default, any default by the Company or any Subsidiary under any other material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including, without limitation, threatened or actual governmental investigations or proceedings and the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves threatened or probable material litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto; and

                                    (6) concurrently with the transmission
thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders, copies of all written notices given by the Company or any of its Subsidiaries to its senior lenders, and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Commission or with any securities exchange or other agency or entity on which any of its securities are then listed or quoted and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's or any of its Subsidiary's businesses. Each of the financial statements referred to in subsection (1) and (2) will be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company, Citadel or any of their Subsidiaries).

                           ii. Inspection of Property. The Company will permit
any representatives designated by such Investor or Holder upon reasonable prior notice, during normal business hours and at such party's expense to (a) visit and inspect any of the properties of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by an Investor to the Company's independent accountants shall constitute the Company's and each of its Subsidiary's permission to its independent accountants to participate in discussions with such Persons.

                           iii. Board Meetings. Each of the Company and Citadel
shall hold no fewer than four meetings of its Board of Directors per year, and shall hold at least one such meeting during every 120-day period. Each of the Company and Citadel will give each such Investor and Holder written notice of each meeting of the Board of Directors and each committee thereof at least five business days prior to the date of each such meeting, and each of the Company and Citadel shall permit a representative of each such Person to attend as an observer all meetings of its Board of Directors and all committees thereof, provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person need receive only actual notice thereof at least 48 hours prior to any such meeting, and each such Person's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

                  c. Removal of Transfer Restrictions. Any legend endorsed on a certificate evidencing Equity Securities of the Company and any stop transfer instructions or notations on the Company's records with respect to Equity Securities of the Company issued hereunder directly or indirectly shall be removed or lifted and the Company shall issue a certificate without such legend to the Holder of such Equity Securities (i) if the transfer of such Equity Securities has been registered under the Securities Act, (ii) if such Equity Securities may be sold under Rule 144(k) of the Commission under the Securities Act or (iii) if such Holder provides the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) stating that a sale or transfer of such Equity Securities may be made without registration under the Securities Act.

                  d. Loss, Theft and Destruction of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Equity Securities of the Company and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of any Equity Securities of the Company, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Equity Securities, a new certificate of like number of shares.

                  e. Agreements with Employees.

                           i. Agreements Governing Disposition of Common Stock.
As of the Closing Date, and thereafter, the Company and, if applicable, each Subsidiary, shall enter into an agreement with each employee of any such Person who owns Equity Securities of the Company (excluding LRW), which agreement shall provide, in substance, that such employee shall not transfer Equity Securities of the Company owned by him or her to any Person who is not a member of the immediate family of such employee unless such employee shall first offer to sell his or her Equity Securities to the Company for a price per share of Common Stock equivalent equal to (x) 7.5 times the sum of (1) Operating Cash Flow and (2) Corporate Overhead, in each case for the twelve calendar months most recently concluded, plus (y) Consolidated Cash (as defined in the Stockholders Agreement) as of the end of the most recently concluded calendar month, minus (z) consolidated indebtedness of the Company (determined in accordance with GAAP) as of the end of the most recently concluded calendar month, divided by the number of shares of Common Stock outstanding on the date of such offer (counted as if all outstanding Equity Securities of the Company were exercised, converted or exchanged on such date). The Company shall provide the Investors with a true and complete copy of each such agreement no later than 10 days after the receipt of such agreement by the Company from any employee.

                           ii. Agreements Governing Consideration upon Sale of
Equity Securities. As of the Closing Date, and thereafter, the Company and, if applicable, each Subsidiary, shall enter into an agreement (the form of which shall be reasonably satisfactory to the Investor) with each employee of any such Person who owns Equity Securities of the Company, which agreement shall provide, in substance, that if such employee shall receive any Change of Control Payment, such employee shall transfer such Change of Control Payment to the Company for disposition in accordance with the next sentence. The Company shall deem any such Change of Control Payment received by it to constitute additional consideration (i) payable to the Company (in the case of a sale of assets of the Company) or (ii) payable to all the holders of Equity Securities of the Company in accordance with the respective terms of such Equity Securities (in the case of a merger or sale of part or all of the Equity Securities of the Company), and shall pay or distribute such funds accordingly. The Company shall provide any Investor with true and complete copies of each such agreement upon the request of such Investor.

                  f. Cooperation in Obtaining Regulatory Approvals. The parties hereto shall cooperate fully to prepare expeditiously, and cause to be filed with the FCC, the Department of Justice and the Federal Trade Commissions, such applications and other instruments as may be necessary (i) in connection with the change of control of the Company or any of its Subsidiaries if at any time an Investor notifies the Company that it desires to sell or otherwise transfer, shares of Equity Securities owned by it or to convert Equity Securities, or
(ii) to take any other action requiring the approval or consent of the FCC, or a Hart Scott filing, at the request of the Investor.

                  g. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series C Preferred Stock and Series D Preferred Stock solely for the purpose of issuance upon the conversion of Investor Stock, such number of shares of Investor Stock issuable upon any such conversion. All shares of Investor Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Investor Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange.

                  h. Further Senior Credit Agreement. Upon any senior financing with a lender other than the FINOVA Credit Agreement, the Company and Citadel shall use reasonable efforts to cause the senior credit agreement not to prohibit payment of the principal and interest of the Facility A Notes or the payment of amounts by Citadel to the Company to enable the Company to pay such principal and interest.

                  i. Market Revenue, Pacing Reports and Ratings Reports. Promptly following their receipt by Citadel, the Company shall deliver to ABRY and BFC copies of all Miller Kaplan

Monthly Market Revenue Reports subscribed to by Citadel. Promptly upon preparation thereof, Citadel shall deliver to ABRY and BFC copies of Citadel's weekly revenue pacing reports and quarterly rating reports.

                  j. Key Man Insurance. Citadel shall use best efforts to obtain and maintain key man life insurance on the life of LRW in such amounts as may be reasonably requested by the Investors from time to time.

         11. Negative Covenants. Unless any of the following is waived in writing by the Holders of a majority of the Underlying Common Stock, until the consummation of a Qualified Public Offering, the Company shall not, and the Company shall not permit any of its Subsidiaries to:

                  a. Merger; Consolidation. Merge or consolidate with any Person or permit any Subsidiary to merge, consolidate with or to exchange shares with any Person (other than the Company or a wholly-owned Subsidiary of the Company), or acquire, directly or indirectly all or substantially all of the Equity Securities, equity interests or assets of any Person or business (other than a wholly-owned Subsidiary).

                  b. Sale or Transfer of Assets. Sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of any assets in violation of the FINOVA Credit Agreement or sell or otherwise dispose of any Equity Securities of any Subsidiary.

                  c. Distributions. With respect to the Company, make any dividends, distributions or other shareholder expenditures with respect to its Equity Securities or apply any of its assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distributions or reduction of capital or otherwise in respect of any of its Equity Securities, except pursuant to the Stockholders Agreement; provided, however, that this Section 11.c. (1) shall not apply to any Subsidiary, and (2) shall not prevent the Company from prepaying any of the Facility A Notes to the extent permitted under the FINOVA Credit Agreement and the Amended and Restated Class A Note Agreement.

                  d. Investments. Make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary), except for (x) reasonable advances to employees in the ordinary course of business and (y) Investments having a stated maturity no greater than 180 days from the date the Company (or any Subsidiary) makes such Investment in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $100 million or (C) commercial paper with a rating from a nationally recognized credit rating agency in such agency's highest rating category. Notwithstanding the foregoing, no provision of this
Section 11.d shall operate to prevent (i) advances in the ordinary course of business, not to exceed in aggregate of $25,000 at any time, in connection with local marketing arrangements to which the Company (or any Subsidiary) may be party from time to time; or (ii) Investments in Citadel.

                  e. Limitations on Indebtedness for Borrowed Money. Create, incur, issue, assign, become liable with respect to, or extend the maturity of, or permit any Subsidiary to create, incur, issue, assume, become liable with respect to, or extend the maturity of any Indebtedness for Borrowed Money except:

                           i. any Indebtedness for Borrowed Money outstanding
as of the date hereof pursuant to the FINOVA Credit Agreement and any notes issued pursuant thereto, and all Indebtedness for Borrowed Money outstanding as of the date hereof and disclosed on Schedule 6, plus up to $500,000 in aggregate amount outstanding at any one time;

                          ii. the Amended and Restated Class A Note;

                         iii. the Facility A Notes; and

                           iv. any Indebtedness for Borrowed Money pursuant to
a Permitted Senior Substitution; provided, however, that neither the Company nor any of its Subsidiaries shall extend the maturity of any Indebtedness for Borrowed Money described in the immediately preceding clauses (i) or (ii) without the prior written consent of the Holders of a majority of the Underlying Common Stock.

                  f. Liens. Create, incur, assume or suffer to exist any Liens except Permitted Liens.

                  g. Amendment to Certificate of Incorporation and Bylaws. Except as contemplated by this Agreement, make any amendment to the certificate or articles of incorporation or the bylaws of the Company or any of its Subsidiaries, or file any resolution of the Board of Directors of the Company or Citadel with the Nevada Secretary of State designating any series of Preferred Stock or amending the same.

                  h. Subsidiaries. Establish or acquire by investment or expenditure any Subsidiaries other than wholly-owned Subsidiaries, establish or acquire any Subsidiaries organized outside of the United States and its territorial possessions, or permit any Subsidiary to be other than wholly-owned by the Company.

                  i. Sale of Securities. Except as expressly contemplated by this Agreement, (a) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for Equity Securities, issued in connection with the issuance of Equity Securities or containing profit participation features) or (ii) any Equity Securities (or any securities convertible into or exchangeable for any Equity Securities) which are senior to or on a parity with the Preferred Stock with respect to redemptions or distributions upon liquidation or otherwise, or (b) sell any securities for consideration other than cash except shares of Common Stock issued pursuant to Employee Incentive Securities.

                  j. Fundamental Business Change. Materially change the nature of its business or engage in any business other than directly or indirectly owning and/or operating radio stations and related ancillary activities, or permit any Subsidiary to do so.

                  k. Affiliated Transactions. Enter into or permit any Subsidiary to enter into any material transaction with an Affiliate of the Company or stockholders of the Company or their Affiliates (each an "Affiliated Person") (1) except for employment arrangements on terms that are comparable to the terms of the employment arrangements the Company and Citadel have with employees who are not affiliated persons, and (2) Citadel shall be entitled to renew the current lease and/or enter into new leases from time to time with Wilson Aviation, L.L.C.

                  l. Amendment of Debt Documents. Amend, supplement, modify or waive, any term or provision of (a) the FINOVA Credit Agreement, the Class A Notes, or the Facility A Notes, if the effect of any such amendment, supplement modification or waiver would be to (i) increase the principal or interest payable on such indebtedness or change the date on which any such Indebtedness shall be or become due and payable, other than the Permitted Increase (ii) shorten the term of any such indebtedness or (iii) create any additional defaults under any of the FINOVA Credit Agreement, the Class A Notes or the Facility A Notes or impose any additional obligation on any obligor thereto (whether affirmative or negative covenants, or otherwise), the failure to comply with which would cause an event of default under any of such documents, or (b) the Acquisition Agreements.

         12. ABRY and ABRY/CIP Covenants Regarding Conversion of Shares and Facility A Notes.

                  a. 49% Limitation. Subject to Section 12.c. below, ABRY and ABRY/CIP agree that neither they nor any ABRY Holders shall hold in the aggregate more than 49% of the voting Equity Securities of the Company on a non-diluted basis. Except as provided in Section 12.c., below, if, by virtue of any repurchases of Equity Securities of the Company or for any other reason, ABRY, ABRY/CIP and/or any ABRY Holders hold in the aggregate more than 49% of the voting securities of the Company on a non-diluted basis, ABRY, ABRY/CIP and/or the other ABRY Holders shall immediately convert or exchange such number of voting Equity Securities into or for non-voting Equity Securities as is necessary to result in ABRY, ABRY/CIP and the ABRY Holders holding in the aggregate no more than 49% of the voting Equity Securities of the Company. In addition, none of ABRY, ABRY/CIP or any ABRY Holders shall convert non-voting Equity Securities into voting Equity Securities in an amount which would result in ABRY, ABRY/CIP and/or any ABRY Holders owning, in the aggregate, more than 49% of the voting Equity Securities of the Company on an undiluted basis.

                  b. Cooperation by Company, ABRY and ABRY/CIP. If the Company, ABRY, ABRY/CIP and/or any other ABRY Holder determines that it will be necessary for ABRY, ABRY/CIP and/or the other ABRY Holders to convert or exchange voting Equity Securities into or for non-voting Equity Securities in order to comply with Section 12.a., or that ABRY, ABRY/CIP and/or the other ABRY Holders would be entitled to convert or exchange non-voting Equity Securities into or for voting Equity Securities and maintain compliance with
Section 12.a. (and, in the latter case, ABRY, ABRY/CIP and/or the other ABRY Holders desire to convert or exchange non-voting Equity Securities into or for voting Equity Securities), the Company, ABRY, ABRY/CIP, the other ABRY Holders and all other Investors shall take all such actions as are reasonably necessary in order to (1) effectuate and facilitate the conversion or exchange of non-voting Equity Securities into or for voting Equity Securities or voting Equity Securities into or for non-voting Equity Securities, as the case may be,
(2) implement the conversion or exchange of non-voting Equity

Securities into or for voting Equity Securities or voting Equity Securities into or for non-voting Equity Securities, as the case may be, and (3) amend the Amended and Restated Certificate of Incorporation to effectuate and reflect the foregoing, including but not limited to increasing the number of authorized shares of one or more classes of Equity Securities, or designating one or more series of Preferred Stock.

                  c. Exception. The foregoing limitation on ownership of voting Equity Securities of the Company shall not apply from and after any time at which (i) any Facility A Note is not paid in full on or prior to its Maturity Date, (ii) LRW ceases for any reason to be the chief executive officer of the Company and Citadel, or (iii) LRW no longer owns at least 650,000 shares of Class A Common Stock (as such amount may be proportionately adjusted for any stock splits, stock dividends and the like effected after the date hereof and prior to the determination of LRW's stock ownership).

         13. Miscellaneous.

                  a. Waivers and Amendments. With the written consent of the Holders of a majority of the Underlying Common Stock, (a) the obligations of the Company and the rights of the Holders of the Investor Stock (other than the obligations of the Company pursuant to Section 10.b. to each of BofA, BFC, ABRY, ABRY/CIP which shall not be waived as against any of BofA, BFC, ABRY and ABRY/CIP without the prior written consent of such Person) under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Investor Stock, on the one hand, and the Company and Citadel, on the other hand. The foregoing notwithstanding, no such waiver or supplemental agreement shall affect any of the rights of any Holder of Investor Stock created by the Amended and Restated Certificate of Incorporation or by the applicable law of corporations without compliance with all applicable provisions of the Amended and Restated Certificate of Incorporation and such applicable law of corporations.

                  b. Rights of Holders Inter Se. Except as provided in Section 12.a., each Holder of Investor Stock shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or its status as a Holder of Investor Stock, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Investor Stock with respect to exercising or refraining from exercising any such right or rights. Notwithstanding the foregoing, ABRY and ABRY/CIP shall jointly exercise all of their rights under this Agreement and under all of the Other Documents, except that (1) they may individually exercise their "Put" rights under the Stockholders Agreement, and
(2) each has the right to cause directors to be elected to the Board of Directors of each of the Company and Citadel, as provided in the Voting Agreement.

                  c. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                           i. if to any Holder of Investor Stock, addressed to
such Holder at its address shown on the signature pages hereof, or at such other address as such Holder may specify by written notice to the Company, or

                           ii. if to the Company or Citadel at 1839 South Alma
School Road, Suite 264, Mesa, Arizona 85210, with a copy to 1015 Eastman Drive, Bigfork, Montana 59911,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  d. Survival of Representations and Warranties etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement (including, without limitation, the representations and warranties of the Investor), any investigation at any time made by or on behalf of the Investors, and the issuance of Investor Stock and the Facility A Notes. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company.

                  e. Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  f. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Investor Stock. This Agreement shall not run to the benefit of or enforceable by any Person other than a party to this Agreement and its successors and assigns.

                  g. Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  h. Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of Arizona should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that the laws of the State of Nevada shall govern the relationship between the Company and its stockholders.

                  i. Expenses. The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold each of the Investors harmless from liability for the payment of,

                           i. the fees and expenses of each Investor's special
counsel arising in connection with the negotiation and execution of this Agreement and the related documents and the consummation of the transactions contemplated hereby including, without limitation, in connection with application for necessary or appropriate approvals from the FCC relating to the acquisition or approval of voting of the Investor Stock;

                           ii. stamp and other taxes, excluding income taxes,
which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Facility A Notes or Investor Stock; and

                           iii. all costs of compliance with this Agreement,
the Other Documents, the Amended and Restated Certificate of Incorporation and any other agreements, documents or instruments contemplated hereby or thereby;

provided, however, that the Company's obligation to reimburse ABRY and ABRY/CIP in connection with the Closing of the Transactions Contemplated by this Agreement shall be limited in the aggregate to $200,000; provided, further, that such limitations shall not apply to the out-of-pocket disbursements made by ABRY and ABRY/CIP for services and disbursements of their non-affiliated advisors.

                  j. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  k. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of the Agreement.

                  l. Integration. This Agreement, together with the Annexes and Schedules hereto represent the entire understanding and agreement among the parties with respect to the subject matter hereof and shall supersede any prior writings, understandings or agreements among the parties with respect to the subject matter hereof.

                  m. FCC Matters. In order to comply with the rules, regulations and policies of the FCC, each of ABRY, ABRY/CIP and BFC hereby represents, warrants, covenants and agrees on behalf of itself, severally and not jointly, as follows:

                           i. Each of the Investors represents and warrants
that it does not own in excess of 5 percent (5%) of the voting stock in, or serve as an officer or director of, any company engaged in the ownership or operation of one or more radio stations, television stations or daily newspapers, or serve as a general partner in any partnership engaged in the ownership or operation of one or more radio stations, television stations or daily newspapers, except as disclosed in Schedule

14. If an Investor acquires in excess of 5 percent (5%) of the voting stock in, or serves as an officer or director of, any company engaged in the ownership or operation of one or more radio stations, television stations or daily newspapers, or serves as a partner in any partnership engaged in the ownership or operation of one or more radio stations, television stations or daily newspapers after the date of this Agreement, such Investor shall promptly give written notice of its acquisition or service to the Company, and shall provide the Company and its FCC counsel with such details about the acquisition or service as the Company or its FCC counsel may reasonably request from time to time.

                           ii. Notwithstanding anything contained to the
contrary herein or in any of the Other Documents, no party hereto (i) shall exercise any voting right, take any action or exercise any right or remedy that would constitute or result in the transfer or assignment of any FCC license or a transfer of control over any such license, permit or authorization, if such assignment or transfer would require the prior approval of and/or notice to the FCC, without such party first having notified the FCC of any such assignments or transfer and, if required, obtained the approval of the FCC therefore, or
(ii) seek to influence decisions by or membership on the Board of Directors if the rules and regulations of the FCC would prohibit such action, or otherwise violate any rules or regulations of the FCC.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

         [SIGNATURE PAGE FOR SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

                                         CITADEL COMMUNICATIONS CORPORATION

                                         By  /s/ Lawrence R. Wilson
                                            ----------------------------------
                                           Its  President
                                               -------------------------------

                                         CITADEL BROADCASTING COMPANY

                                         By  /s/ Lawrence R. Wilson
                                            ----------------------------------
                                           Its  President
                                               -------------------------------

                                         ABRY BROADCAST PARTNERS II, L.P.

                                         By   ABRY CAPITAL, L.P.
                                            ----------------------------------
                                           Its General Partner
                                               -------------------------------

                                         By  ABRY HOLDINGS, INC.
                                            ----------------------------------
                                           Its General Partner
                                               -------------------------------

                                         By  /s/ Jay M. Grossman
                                            ----------------------------------
                                           Its  Attorney-In-Fact
                                               -------------------------------

                                         ABRY/CITADEL INVESTMENT PARTNERS, L.P.

                                         By   ABRY CAPITAL, L.P.
                                            ----------------------------------
                                           Its General Partner
                                               -------------------------------

                                         by  ABRY HOLDINGS, INC.
                                            ----------------------------------
                                           Its General Partner
                                               -------------------------------

                                         By  /s/ Jay M. Grossman
                                            ----------------------------------
                                           Its  Attorney-In-Fact
                                               -------------------------------

         [SIGNATURE PAGE FOR SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

                                         BAKER, FENTRESS & COMPANY

                                         By  /s/ Scott E. Smith
                                            ----------------------------------
                                            Its  Executive Vice President
                                               -------------------------------

                                         OPPENHEIMER & CO., INC.

                                         By  /s/ Mark Leavitt
                                            ----------------------------------
                                            Its  Managing Director
                                               -------------------------------

                                         BANK OF AMERICA ILLINOIS

                                         By  /s/ Robert F. Perille
                                            ----------------------------------
                                            Its  Managing Director
                                               -------------------------------

                                         BofA CO-INVESTORS:

                                                            *
                                         -------------------------------------
                                         Christopher J. Perry


                                                            *
                                         -------------------------------------
                                         Robert F. Perille

                                                            *
                                         -------------------------------------
                                         M. Ann O'Brien


                                                            *
                                         -------------------------------------
                                         Ford S. Bartholow


                                                            *
                                         -------------------------------------
                                         Jeffrey M. Mann


                                                            *
                                         -------------------------------------
                                         Matthew W. Clary


                                                            *
                                         -------------------------------------
                                         Thomas E. Van Pelt, Jr.

                                         By: /s/ Robert F. Perille
                                            ----------------------------------
                                            Name: Robert F. Perille
                                            Attorney-In-Fact

                                LIST OF EXHIBITS

                (To Securities Purchase and Exchange Agreement)

         Exhibit "A"  -  Amended and Restated Warrant

         Exhibit "B"  -  Amended and Restated Certificate of Incorporation
         Exhibit "C"  -  Amended and Restated Class A Note Agreement
         Exhibit "D"  -  Employment Agreement
         Exhibit "E"  -  FINOVA Consent and Amendment
         Exhibit "F"  -  Facility A Notes
         Exhibit "G"  -  Management and Consulting Services Agreement
         Exhibit "H"  -  Mesirow Repurchase Agreement
         Exhibit "I"  -  1996 Equity Incentive Plan
         Exhibit "J"  -  Registration Rights Agreement
         Exhibit "K"  -  Stockholders Agreement
         Exhibit "L"  -  Termination of Agreement Re Section 5 Issuances
         Exhibit "M"  -  Voting Agreement
         Exhibit "N"  -  Wilson Note Forgiveness Agreement
         Exhibit "O"  -  Wilson Option Agreement
         Exhibit "P"  -  Opinion of Osborn Maledon, P.A.
         Exhibit "Q"  -  Opinion of Hartman & Armstrong, Ltd.
         Exhibit "R"  -  Opinion of Reed, Smith, Shaw & McClay

                               LIST OF SCHEDULES

                (To Securities Purchase and Exchange Agreement)

Schedule 1    -     Stock Repurchases

Schedule 2    -     Reclassification and Exchange

Schedule 3    -     1996 Equity Incentive Plan Initial Option Grants

Schedule 4    -     Capitalization

Schedule 5    -     Delivery of Documents

Schedule 6    -     Indebtedness

Schedule 7    -     Litigation

Schedule 8    -     Interested Party Transactions

Schedule 9    -     Licenses and Permits

Schedule 10   -     Insurance

Schedule 11   -     Employee Benefits

Schedule 12   -     Tax Matters

Schedule 13   -     Pending Acquisitions

Schedule 14   -     Investor Ownership of Media Interests


[Pursuant to Regulation S-K, Item 601(b)(2), Registrant agrees to furnish supplementally a copy of these schedules or exhibits to the Securities Exchange Commission upon request.]